DRAFT 11/9/2007


                                ESCROW AGREEMENT

          Escrow Agreement dated as of November [__], 2007 (the "AGREEMENT DATE") among (i) SCHULTE ROTH & ZABEL LLP ("SRZ"); (ii) LENDERS that are signatories hereto (collectively, the "LENDERS"); (iii) EARTH BIOFUELS, INC., a Delaware Corporation, ("EBOF"); (iv) DENNIS MCLAUGHLIN, ("MCLAUGHLIN") an individual; and (v) entities listed on the SCHEDULE OF EBOF SUBSIDIARIES attached hereto as Schedule A (individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). SRZ, the Lenders, EBOF, McLaughlin, and the Subsidiaries shall each be referred to herein as a "PARTY" and collectively, the "PARTIES."

          WHEREAS, EBOF and certain Noteholders(1) are parties to a Securities Purchase Agreement, dated as of July 24, 2006 (the "SECURITIES PURCHASE
AGREEMENT"), pursuant to which EBOF issued (i) 8% Senior Convertible Notes in the aggregate principal amount of $52.5 million, which were unsecured and convertible into shares of EBOF's common stock at $2.90 per share, and (ii) warrants to purchase in excess of 9,000,000 shares of common stock of EBOF at the exercise price of $2.90; and in connection with the Securities Purchase Agreement, EBOF executed a Registration Rights Agreement under which it agreed to cooperate in the registration of the securities under the Securities Purchase Agreement.

          WHEREAS, on July 11, 2007, Radcliffe, Yorkville, Castlerigg, Portside and Evolution (collectively, the "PETITIONING CREDITORS") commenced an involuntary bankruptcy proceeding against EBOF pursuant to Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), Case No. 07-10928 (CSS) (the "BANKRUPTCY CASE");

          WHEREAS, pursuant to the Interim Restructuring Agreement dated November [__], 2007 (the "INTERIM RESTRUCTURING AGREEMENT"), the parties thereto agreed to execute the Interim Restructuring Agreement and related exhibits and to place the executed agreement and related exhibits in escrow with SRZ pending the release condition described below;

          WHEREAS, pursuant to the Purchase and Sale Agreements, each dated November [__], 2007 (the "PURCHASE AND SALE AGREEMENTS"), the parties thereto agreed to execute the Purchase and Sale Agreements and to place each executed agreement in escrow with SRZ pending the release condition described below;

          WHEREAS, pursuant to the Release, dated November [__], 2007 (the "RELEASE") the parties thereto agreed to execute the Release and to place the executed Release in escrow with SRZ pending the release condition described below;

          WHEREAS, pursuant to the Guaranty by Dennis McLaughlin, dated November [__], 2007 (the "MCLAUGHLIN GUARANTY") the parties thereto agreed to execute the McLaughlin


--------------------------
(1) "Noteholders" shall mean Castlerigg Master Investments Ltd. ("CASTLERIGG"); Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio ("RADCLIFFE"); Cranshire Capital L.P. ("CRANSHIRE"); and YA Global Investments, L.P. (formerly known as Cornell Capital, L.P. ("YORKVILLE")), Portside Growth and Opportunity Fund ("PORTSIDE"), Capital Ventures International, Evolution Master Fund Ltd. SPC, Segregated Portfolio M ("EVOLUTION"), and Kings Road Investments Ltd.

                                                            DRAFT 11/9/2007


Guaranty and to place the executed McLaughlin Guaranty in escrow with SRZ pending the release condition described below;

          WHEREAS, pursuant to the Guaranty by the Subsidiaries, dated November [__], 2007 (the "SUBSIDIARY GUARANTY") the parties thereto agreed to execute the Subsidiary Guaranty and to place the executed Subsidiary Guaranty in escrow with SRZ pending the release condition described below;

          WHEREAS, pursuant to the Confessions of Judgment, each dated November [__], 2007 (the "CONFESSIONS OF JUDGMENT") EBOF agreed to execute the Confessions of Judgment and to place the executed Confessions of Judgment in escrow with SRZ pending the release condition described below;

          WHEREAS, SRZ has agreed to serve as escrow agent pursuant to the terms and conditions hereof and to hold and release the (i) Interim Restructuring Agreement; (ii) Purchase and Sale Agreements; (iii) Release; (iv) McLaughlin Guaranty; (v) Subsidiary Guaranty; and (vi) Confessions of Judgment (collectively, the "ESCROW DOCUMENTS") in accordance with section 3 of this Escrow Agreement.

          NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the Parties hereto agree as follows:

     1. APPOINTMENT OF AND ACCEPTANCE BY SRZ. The Parties hereby appoint SRZ to serve as escrow agent hereunder. SRZ hereby accepts such appointment and, upon receipt of the Escrow Documents, agrees to hold and release the Escrow Documents in accordance with this Escrow Agreement. SRZ does not have any interest in the Escrow Documents but is serving as escrow agent only and having only possession thereof.

     2. DELIVERY OF ESCROW DOCUMENTS TO SRZ. Each Party hereto agrees to deliver original versions of the executed Escrow Documents (applicable to such Party) to SRZ.

     3. RELEASE CONDITIONS. SRZ shall hold the Escrow Documents until the date that is the earlier of (i) an order dismissing the Bankruptcy Case (a "DISMISSAL ORDER") is entered on the Bankruptcy Court's docket and such order is not subject to a stay (the "DISMISSAL DATE"); and (ii) December 21, 2007. If the Dismissal Date occurs on or before December 21, 2007 (or such later date as may be agreed in writing by all Lenders prior to the expiration of such date or dates), the provisions of the Escrow Documents not already effective shall become effective upon the Dismissal Date with no further action required by any Party, and SRZ shall release the Escrow Documents to the respective Parties that are signatories to such documents. If the Dismissal Date fails to occur on or before December 21, 2007 (or such later date as may be agreed in writing by all Lenders prior to the expiration of such date or dates) (a "FAILURE EVENT"), then, (a) EBOF shall immediately file a notice of withdrawal of the joint motion to dismiss the Bankruptcy Case (the "WITHDRAWAL NOTICE"), which the Lenders that are Petitioning Creditors hereby authorize upon the occurrence of a Failure Event (or if EBOF fails to do so, EBOF hereby authorizes the Lenders that are Petitioning Creditors to do so on EBOF's behalf), and (b) the Escrow Documents shall be of no further force or effect, and SRZ shall return the Escrow Documents to the respective Parties that delivered such documents to SRZ upon entry of the

                                                            DRAFT 11/9/2007


Withdrawal Notice on the docket of the Bankruptcy Court, provided that a Dismissal Order has not been previously docketed. If the joint motion to dismiss the Bankruptcy Case is denied, or a Withdrawal Notice is filed before a Dismissal Order (if any) is entered as provided above, in each case, to the fullest extent possible each of the Parties shall be restored to the position it held immediately before the Agreement Date, the Escrow Documents shall be of no further force or effect, and SRZ shall return the Escrow Documents to the respective Parties that delivered such documents to SRZ.

     4. TERMINATION OF PURCHASE AND SALE AGREEMENT. If any Purchase and Sale Agreement terminates prior to the Dismissal Date in accordance with section 2(c) thereof, such Purchase and Sale Agreement shall be null, void and of no further force and effect, and SRZ shall return such Purchase and Sale Agreement and the related Release to the parties that delivered such documents to SRZ.

     5. DUTIES AND RESPONSIBILITIES OF SRZ. The Parties acknowledge and agree that SRZ (i) shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement; (ii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof.

     6. EXCULPATION AND INDEMNIFICATION. SRZ shall not be liable for, and each Party shall jointly and severally indemnify and hold SRZ harmless from and against, any and all losses, liabilities, claims, actions, damages and expenses, including attorneys' fees and disbursements, arising out of or in connection with this Escrow Agreement. This section shall survive termination of this Escrow Agreement.

     7. TERMINATION. This Escrow Agreement shall continue in effect until the earlier of the following to occur: (i) all Escrow Documents are released, or
(ii) December 21, 2007, unless such date is extended in writing by all Lenders.

     8. NOTICES. Any written notice required to be given under this Escrow Agreement shall be sent to the following by mail, electronic mail or facsimile, and shall be deemed given upon such mailing and sending by facsimile:

               If to SRZ:

                    Schulte Roth & Zabel LLP
                    919 Third Avenue
                    New York, New York  10022
                    Telephone: (212) 756-2000
                    Facsimile: (212) 593-5955
                    Attention: David M. Hillman, Esq. (david.hillman@srz.com)
                               Jeffrey S. Sabin, Esq. (jeffrey.sabin@srz.com)

               If to EBOF, Dennis McLaughlin, or the Subsidiaries:

                    3001 Knox Street, Suite 403
                    Dallas, Texas 75205
                    Telephone:  (214) 389-9800
                    Facsimile:  (214) 389-9805
                    Attention:  Dennis McLaughlin

                                                            DRAFT 11/9/2007


                    with a copy to:

                    Akin Gump Strauss Hauer & Feld LLP
                    1700 Pacific Avenue, Suite 4100
                    Dallas, Texas 75201
                    Telephone:  (214) 969-4710
                    Facsimile:  (214) 969-4343
                    Attention:  Charles R. Gibbs, Esq.

               If to Castlerigg (to the extent a signatory hereto):

                    40 West 57th Street
                    26th Floor
                    New York, New York  10019
                    Telephone:  (212) 603-5700
                    Facsimile:  (212) 603-5710
                    Attention:  Cem Hacioglu (chacioglu@sandellmgmt.com)
                                Matthew Pliskin (mpliskin@sandellmgmt.com)

                    with a copy to:

                    Schulte Roth & Zabel LLP
                    919 Third Avenue
                    New York, New York  10022
                    Telephone:  (212) 756-2000
                    Facsimile:  (212) 593-5955
                    Attention:  David M. Hillman, Esq. (david.hillman@srz.com)
                                Jeffrey S. Sabin, Esq. (jeffrey.sabin@srz.com)

               If to Radcliffe (to the extent a signatory hereto):

                    c/o RG Capital Management, L.P.
                    3 Bala Plaza - East, Suite 501
                    Bala Cynwyd, PA 19004
                    Telephone:  (610) 617-5911
                    Facsimile:  (610) 617-0570
                    Attention:       Gerald F. Stahlecker
                    (gstahlecker@radcliffefunds.com)

                    with a copy to:

                    Wilmer Cutler Pickering Hale and Dorr LLP
                    399 Park Avenue
                    New York, New York 10022
                    Telephone:  (212) 230-8800

                                                            DRAFT 11/9/2007


                    Facsimile:  (212) 230-8888
                    Attention:  Philip D. Anker, Esq.
                    (Philip.Anker@wilmerhale.com)

               If to Yorkville (to the extent a signatory hereto):

                    101 Hudson Street, Suite 3700
                    Jersey City, New Jersey 07303
                    Attention:  Eric Hansen, Esq.
                   (ehansen@yorkvilleadvisors.com)

                    with a copy to:

                    Baker Botts L.L.P.
                    2001 Ross Avenue
                    Dallas, Texas 75201
                    Telephone:  (214) 953-6571
                    Facsimile:  (214) 953-6503
                    Attention:  C. Luckey McDowell, Esq.
                    (luckey.mcdowell@bakerbotts.com)

               If to Cranshire (to the extent a signatory hereto):

                    Greenberg Traurig LLP
                    77 W. Wacker Dr., Suite 2500
                    Chicago, Illinois  60601
                    Telephone:  (312) 456-8448
                    Facsimile:  (312) 456-8435
                    Attention:  Todd Mazur, Esq. (mazurt@gtlaw.com)
                                Peter Lieberman (liebermanp@gtlaw.com)

               If to Evolution (to the extent a signatory hereto):

                    c/o Evolution Capital Management LLC
                    2425 Olympic Boulevard, Suite 120E
                    Santa Monica, California  90404
                    Telephone:   (310) 315-8866
                    Attention:   Brian S. Yeh (brian.yeh@evofund.com)

                    with a copy to:

                    Cadwalader, Wickersham & Taft LLP
                    One World Financial Center
                    New York, New York  10281
                    Telephone:  (212) 504-6373
                    Facsimile:  (212) 504-6666
                    Attention:  Gregory M. Petrick, Esq.
                                (gregory.petrick@cwt.com)

                                                            DRAFT 11/9/2007


               If to Kings Road (to the extent a signatory hereto):

                    c/o Polygon Investment Partners LP
                    598 Madison Avenue, 14th Floor
                    New York, New York  10022
                    Telephone:  (212) 359-7300
                    Facsimile:  (212) 359-7303
                    Attention:  Erik M.W. Casperson
                                (ecaspersen@polygoninv.com)
                                Brandon L. Jones
                                (bjones@polygoninv.com)

                    with a copy to:

                    Latham & Watkins LLP
                    633 West Fifth Street, Suite 4000
                    Los Angeles, California  90071
                    Telephone:  (213) 485-1234
                    Facsimile:  (213) 891-8763
                    Attention:  Russell Sauer, Esq. (russ.sauer@lw.com)

               If to CVI (to the extent a signatory hereto):

                    c/o Heights Capital Management
                    101 California Street, Suite 3250
                    San Francisco, California  94111
                    Telephone:  (415) 403-6510
                    Facsimile:  (610) 617-3896
                    Attention:  Michael Spolan (Michael.Spolan@sig.com)

                    with a copy to:

                    Klehr, Harrison, Harvey, Branzburg & Ellers, LLP 919 Market Street, Suite 1000
                    Wilmington, Delaware 19801
                    Telephone:  (302) 426-1189
                    Facsimile:  (302) 426-9193
                    Attention:  Richard M. Beck, Esq. (rbeck@klehr.com)

               If to Portside (to the extent a signatory hereto):

                    c/o Ramius Capital Group, L.L.C.
                    666 Third Avenue, 26th Floor
                    New York, New York 10017
                    Telephone:  (212) 845-7955
                    Facsimile:  (212) 201-4802
                    Attention:  Jeffrey Smith (jsmith@ramius.com)
                                Peter Feld (pfeld@ramius.com)
                                Owen Littman (olittman@ramius.com)

                                                            DRAFT 11/9/2007


                    with a copy to:

                    Hennigan, Bennett & Dorman
                    601 South Figueroa Street, Suite 3300
                    Los Angeles, California  90017
                    Telephone:  (213) 694-1012
                    Facsimile:  (213) 694-1234
                    Attention:  Bruce Bennett, Esq. (bennettb@hbdlawyers.com)


          9. GOVERNING LAW, JURISDICTION, JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Escrow
Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. The Parties hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Parties hereby irrevocably waive personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Escrow Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS ESCROW AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          10. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          11. HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Escrow Agreement.

          12. RECITALS. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Escrow Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

          13. EFFECTIVE DATE. This Escrow Agreement shall be effective as of the date first mentioned above.

                                                            DRAFT 11/9/2007


          IN WITNESS WHEREOF, the Parties to this Escrow Agreement have caused their respective signature page to this Escrow Agreement to be duly executed as of the date first written above.

Earth Biofuels, Inc.                   Castlerigg Master Investments Ltd.
                                       By: Sandell Asset Management Corp.


By:                                    By:
     ---------------------------            ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Evolution Master Fund Ltd. SPC,        Capital Ventures International
Segregated Portfolio M                 By:  Heights Capital Management, Inc.
                                            its authorized agent


By:                                    By:
     ---------------------------            ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Radcliffe SPC, Ltd. for and on behalf  YA Global Investments, L.P. (formerly,
of the Class A Convertible Crossover   Cornell Capital Partners, LP
 Segregated Portfolio
By:  RG Capital Management Company,    By:  Yorkville Advisors, LLC
     LLC                               Its: General Partner
By:  RGC Management Company, LLC


By:                                    By:
     ---------------------------            ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Cranshire Capital, LP                  Portside Growth and Opportunity Fund


By:                                    By:
     ---------------------------            ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Kings Road Investments Ltd.

By:
     ---------------------------
     Name:
     Title:

                                                            DRAFT 11/9/2007


          IN WITNESS WHEREOF, the parties to this Escrow Agreement have caused their respective signature page to this Escrow Agreement to be duly executed as of the date first written above.


                                       -----------------------------------------
                                       Name


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Address


STATE OF TEXAS             )
                           ) ss.
COUNTY OF DALLAS           )

          BEFORE ME, the undersigned authority, on this day personally appeared DENNIS MCLAUGHLIN, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

          Given under my hand and seal of office, this ____ day of __________, 2007.



(Seal)                                 Notary Public, State of Texas



                                       (Notary's Name Typed or Printed)


My Commission Expires:

                                                            DRAFT 11/9/2007


          IN WITNESS WHEREOF, the parties to this Escrow Agreement have caused their respective signature page to this Escrow Agreement to be duly executed as of the date first written above.

Earth LNG, Inc.                          Earth Biofuels, Technology Co, LLC
                                         d/b/a Advanced Biofuels Technology, LLC

By:                                      By:
    ---------------------------------        ----------------------------------
    Name:                                    Name:
    Title:                                   Title:


Applied LNG Technologies, USA, LLC       Earth Biofuels Distribution Co.


By:                                      By:
    ---------------------------------        ----------------------------------
    Name:                                    Name:
    Title:                                   Title:


Alternative Dual Fuels, Inc.             Earth Biofuels of Cordele, LLC
d/b/a Apollo Leasing, Inc.

By:                                      By:
    ---------------------------------        ----------------------------------
    Name:                                    Name:
    Title:                                   Title:


Arizona LNG, LLC                         B20 Customs LLC


By:                                      By:
    ---------------------------------        ----------------------------------
    Name:                                    Name:
    Title:                                   Title:


Fleet Star, Inc.                         Earth Biofuels Operating, Inc.


By:                                      By:
    ---------------------------------        ----------------------------------
    Name:                                    Name:
    Title:                                   Title:


Durant Biofuels, LLC                     Earth Biofuels Retail Fuels, Co.


By:                                      By:
    ---------------------------------        ----------------------------------
    Name:                                    Name:
    Title:                                   Title:

                                                            DRAFT 11/9/2007


Earth Ethanol of Washington LLC          Earth Ethanol, Inc.


By:                                      By:
    ---------------------------------        ----------------------------------
    Name:                                    Name:
    Title:                                   Title:

                                                            DRAFT 11/9/2007



         IN WITNESS WHEREOF, the Parties to this Escrow Agreement have caused their respective signature page to this Escrow Agreement to be duly executed as of the date first written above.

                                         SCHULTE ROTH & ZABEL LLP
                                         in its capacity as escrow agent

                                         --------------------------------
                                         By:
                                         Title:

                                                            DRAFT 11/9/2007



                                   SCHEDULE A

                          SCHEDULE OF EBOF SUBSIDIARIES


                                   SUBSIDIARY
                       -----------------------------------


                       Earth LNG, Inc.

                       Applied LNG Technologies, USA, LLC

                       Alternative Dual Fuels, Inc.
                       d/b/a Apollo Leasing, Inc.

                       Arizona LNG, LLC

                       Fleet Star, Inc.

                       Durant Biofuels, LLC

                       Earth Biofuels, Technology Co, LLC
                       d/b/a Advanced Biofuels Technology, LLC

                       Earth Biofuels Distribution Co

                       Earth Biofuels of Cordele, LLC

                       B20 Customs LLC

                       Earth Biofuels Operating, Inc.

                       Earth Biofuels Retail Fuels, Co.

                       Earth Ethanol, Inc.

                       Earth Ethanol of Washington LLC